Haynie & Company
Certified Public Accountants
& Management Consultants

1785 West 2320 South
Salt Lake City, UT 84119
801-972-4800
801-972-8941
www.HaynieCPAs.com

December 23, 2019

Securities and Exchange Commission
100 F. Street N.W.
Washington, DC 20549

Re: United Health Products, Inc.
Commission File No. 000-27781

Ladies and Gentlemen:

We have received a copy of, and are in agreement with, the statements being made by United Health Products, Inc. in Item 4.01 of its Form 8-K dated December 20, 2019, captioned "Changes in Registrant's Certifying Accountant."

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Sincerely,

Haynie & Company